SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 15, 2000


                                  MERISEL, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     0-17156                    95-4172359
(State or Other Jurisdictio        (Commission File           (I.R.S. Employer
       of Incorporation)               Number)              Identification No.)



          200 Continental Boulevard, El Segundo, California 90245-0948
               (Address of Principal Executive Offices) (Zip Code)

                                 (310) 615-3080
              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
        (Registrant's Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

                  On September 18, 2000, Merisel announced that Merisel, Inc., a
Delaware corporation ("Merisel"), Merisel Americas, Inc., a Delaware corporation ("Americas"), and Arrow Electronics, Inc., a New York corporation ("Arrow"), entered into a Stock Sale Agreement, dated as of September 15, 2000 (the "Stock Sale Agreement"), pursuant to which Americas will sell the outstanding capital stock of Merisel Open Computing Alliance, Inc. ("MOCA") to Arrow for a sale price of $110,000,000 in cash, subject to adjustments based on MOCA's closing balance sheet, plus an additional amount up to $37,500,000 based upon development with respect to MOCA's business within the next six months. The transaction is subject to customary closing conditions, including obtaining necessary approvals.

                  The Stock Sale Agreement is incorporated by reference into this Item 5, and the foregoing description of such document and the transactions contemplated therein are qualified in their entirety by reference to such exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

         2.1 Stock Sale Agreement, dated as of September 15, 2000, by and among Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation, and Arrow Electronics, Inc., a New York corporation.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    MERISEL, INC.



                                    By:/s/Timothy N. Jenson
                                       ----------------------------------
                                       TIMOTHY N. JENSON
                                       Executive Vice President and Chief
                                       Financial Officer


Date:    September 20, 2000

                                  EXHIBIT INDEX

Exhibit
Designation                Nature of Exhibit

2.1 Stock Sale Agreement, dated as of September 15, 2000, by and among Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation, and Arrow Electronics, Inc., a New York corporation.